MOTOROLA SOLUTIONS, INC.
LISTING OF MAJOR SUBSIDIARIES
12/31/2013

EXHIBIT 21
Symbol Technologies, Inc.	US
Motorola Solutions Malaysia Sdn. Bhd.	Malaysia